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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                            PROASSURANCE CORPORATION

         The undersigned, a natural person, for the purpose of organizing a corporation under the provisions of the General Corporation Law of the State of Delaware, hereby certifies that:

         FIRST.   The name of the corporation (hereinafter referred to as the
"Corporation") is ProAssurance Corporation.

         SECOND.   The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

         THIRD.   The nature of the business and the objects and purposes
proposed to be transacted, promoted and carried on are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended. The business and purposes specified in the foregoing clause shall not be limited or restricted by reference to, or inference from, the terms of any clause in this Certificate of Incorporation.

         FOURTH.

         A. The total number of shares of stock which the Corporation shall have authority to issue is one hundred fifty million (150,000,000) shares, divided into one hundred million (100,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock") and fifty million (50,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock") (Common Stock and Preferred Stock are hereinafter collectively referred to as "Stock"). Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him or her which has voting power upon the matter in question.

         B. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of shares of Preferred Stock from time to time in one or more series as may be determined by the Board of Directors of the Corporation (the "Board of Directors"), and by filing a certificate pursuant to the applicable laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation powers, preferences and rights of the shares of each such series, and the qualifications, limitations and restrictions thereof.

         The authority of the Board of Directors with respect to each such series of shares Preferred Stock shall include, but not be limited to, determination of the following:

                  (1) The distinctive designation of, and the number of shares of Preferred


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Stock, which shall include constitute such series, and such number may be increased (except where otherwise provided by the Board of Directors, but in no event exceeding the shares of Preferred Stock authorized by this Article FOURTH) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                  (2) The rate and time at which, and the terms and conditions upon which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

                  (3) Whether shares of Preferred Stock of such series have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

                  (4) The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for shares of any other class or classes or of any series of the same or any other class or classes of stock and the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion rate in such event as the Board of Directors shall determine;

                  (5) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Preferred Stock of such series may be redeemed;

                  (6) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

                  (7) Whether Preferred Stock of such series shall have a sinking fund for the redemption or purchase of such class, and if so, the terms and amount of such sinking fund.

                  (8) The rights of the shares of such series of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series.

                  (9) Any other relative rights, preferences and limitations of such series of Preferred Stock.

The term "Voting Stock" shall mean all stock of the Corporation which by its terms may be voted on all matters submitted to the stockholders of the Corporation generally.


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         FIFTH.   The name and mailing address of the sole incorporator are as follows:

                  Name                          Mailing Address
                  ----                          ---------------

                  Jack P. Stephenson, Jr.       420 North 20th Street, Suite 3100
                                                Birmingham, Alabama 35203

         SIXTH.   The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of the Board of Directors and stockholders of the Corporation:

         A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         B. The Board of Directors of the Corporation shall initially be comprised of three (3) directors. The number of directors which shall constitute the whole Board of Directors may be as determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors, but shall not be less than three (3) nor more than twenty-four (24) directors; provided that the number of directors shall not be decreased if such decrease would have the effect of shortening the term of an incumbent director. Directors need not be stockholders.

         C. The directors shall be divided into three classes, designated Class I, Class II and Class III, each Class to be as nearly equal in number as possible. If the number of directors is not evenly divisible by three (3), one additional director shall be allocated to Class III and, if necessary, to Class
II. The terms of the directors shall expire as follows: Class I directors at the first annual meeting of stockholders, Class II directors at the second succeeding annual meeting, and Class III directors at the third succeeding annual meeting. At each annual meeting the successors to the class of directors whose term shall then expire shall be elected to hold office until the third succeeding annual meeting. Any vacancies in the Board of Directors resulting from any reason, including the death, resignation or removal of a director, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors have been elected and qualified.

         Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), a director or the entire Board of Directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of a majority of the outstanding Voting Stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.


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         D.       No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote. The power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

         SEVENTH.   Whenever a compromise or arrangement is proposed
between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on application of any receive or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         EIGHTH.   No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except that a director may be liable (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for illegal payment of dividends under Section 174 of the Delaware General Corporation Law, as amended, or any successor provision thereto, and (d) for any transaction from which the director derives an improper personal benefit. Neither the repeal or the modification of this Article EIGHTH nor the adoption of any provisions of the Certificate of Incorporation or By-Laws of the Corporation inconsistent with the Article EIGHTH shall adversely affect the rights or protection of any director of the Corporation with respect to any matter, act or omission occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such modification or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         NINTH.   The Corporation shall be subject to and controlled by the
provisions of Section 203 of the Delaware General Corporation Law, as amended, or any successor provision thereto.


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         TENTH.   When considering a merger, consolidation, business combination
(as defined in Section 203(c)(3) of the Delaware General Corporation Law as of the date hereof) or similar transaction, the Board of Directors, committees of the Board, individual directors and individual officers may, in considering the best interests of the Corporation and its stockholders, consider the effects of any such transaction upon the employees, customers and suppliers of the Corporation and its subsidiaries, and upon communities in which offices of the Corporation and its subsidiaries are located, to the extent permitted by Delaware law.

         ELEVENTH.

         A. The Board of Directors shall have the power to adopt the original By-Laws of the Corporation and thereafter shall have concurrent power with the stockholders as set forth in this Certificate of Incorporation to amend, change, or add to, or to repeal (collectively, "Amend"), the By-Laws of the Corporation. The Board of Directors may Amend the By-Laws of the Corporation upon the affirmative vote of the number of directors which shall constitute, a majority of the members of the Board of Directors then in office. The stockholders may Amend the By-Laws of the Corporation only upon the affirmative vote of the holders of at least eighty percent (80%) of the votes entitled to be cast by the holders of all outstanding shares of the Voting Stock, voting together as a single class. Neither the Board of Directors nor the stockholders may Amend the By-Laws, if the By-Laws as so Amended, would conflict with any provision of this Certificate of Incorporation, as then in effect.

         B. Notwithstanding any other provisions of the Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock, voting together as a single class, shall be required to Amend any provision of the By-Laws inconsistent with Articles SIXTH, EIGHTH, NINTH, TENTH, and ELEVENTH of this Certificate of Incorporation.

         C. Notwithstanding anything contained in this Certificate of Incorporation or the By-Laws of the Corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, in this Certificate of Incorporation, or in the By-Laws of the Corporation), neither this Article ELEVENTH nor Articles SIXTH, EIGHTH, NINTH or TENTH, of this Certificate of Incorporation shall be amended, altered, changed, added to or repealed, in any respect, nor shall any provision which will either (i) have the effect of modifying or permitting circumvention of this Article ELEVENTH or Articles SIXTH, EIGHTH, NINTH or TENTH of this Certificate of Incorporation or
(ii) establish cumulative voting in the election of directors of the Corporation, be adopted and added to this Certificate of Incorporation, except upon the affirmative vote of not less than eighty percent (80%) of the shares of Voting Stock of the Corporation issued and outstanding entitled to vote thereon and, in the case of any matter on which the holders of shares of any class or series of capital stock of the Corporation shall be entitled to vote as a class or series, upon the affirmative vote of not less


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than eighty percent (80%) of each such class or each such series, as the case may be.

         D. Subject to the provisions of this Certificate of Incorporation, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article ELEVENTH.

         I, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, as amended, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly hereunto set my hand this 18th day of October, 2000.


                                               /s/ Jack P. Stephenson, Jr.
                                               ---------------------------------
                                               Jack P. Stephenson, Jr.


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